SECOND AMENDMENT TO LOAN AGREEMENT

This sECOND Amendment to Loan Agreement (“Amendment”) is made this 20th day of January, 2021 by and between American Church Mortgage Company, a Minnesota corporation (“Borrower), and ALERUS FINANCIAL, N.A., a national banking association (“Lender”). Lender and Borrower are individually referred to herein as a “party” and collectively as the “parties”.

This Amendment modifies that certain Loan Agreement dated April 4, 2018, as amended by that certain Amendment to Loan Agreement dated July 20, 2019 (collectively the “Loan Agreement”). Except as modified herein, the terms and conditions of the Loan Agreement shall remain in full force and effect as to the Revolving Loan and matters referred to therein.

WITNESSETH:

WHEREAS, Borrower has requested that Lender extend and renew the maturity date of the Revolving Loan and Note until January 19, 2022;

WHEREAS, Lender has agreed to extend and renew the maturity date of Revolving Loan at the reduced principal balance of Three Million and 00/100 Dollars ($3,000,000.00); and

WHEREAS, Borrower and Lender seek to modify the Loan Agreement to add and modify certain covenants and make additional modifications.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties agree as follows:

I.	All of the terms and conditions of the Loan Agreement are incorporated herein by reference. Defined Terms shall have the meanings ascribed to them in the Loan Agreement.

II.	Section 1 of the Loan Agreement is hereby amended as follows:

The Credit Accommodation made by the Lender to Borrower, as evidenced by the Note (as hereinafter defined), is (a) hereby extended to January 19, 2022, and (b) shall not at any time outstanding, exceed Three Million and 00/100 Dollars ($3,000,000.00).

III.	Section 2 of the Loan Agreement is hereby deleted and amended as follows:

The Note. The Borrower’s obligation to repay the Revolving Loan made by the Lender as set forth herein will be evidenced by a renewal promissory note of even date herewith made by the Borrower in favor of the Lender, in the original principal amount of up to Three Million and 00/100 Dollars ($3,000,000.00) (“Note”). The Note must be properly executed by the Borrower and be in a form substantially acceptable to the Lender.

IV.	Section 4.i. of the Loan Agreement setting forth Cash Flow requirements is hereby deleted in its entirety.

V.	The Loan Agreement is hereby amended to add the following Section 4.j.:

j.	Debt Service Coverage. At all times that any part of the Revolving Loan remains unpaid, outstanding or available for advance, Borrower shall maintain Debt Service Coverage Ratio equal to or greater than 1.00 to 1.00 as defined below:

“Debt Service Coverage Ratio is defined as Net Taxable Income plus (i) provisions for losses on mortgage plus (ii) other than temporary impairment on bond portfolio plus (iii) amortization of loan organization discounts plus (iv) amortization of deferred offering costs plus (v) interest expense minus (vi) total dividend distributions and all of the foregoing divided by interest expense.”

VI.	The Loan Agreement is hereby amended to add the following as Section 4.k.:

k.	Loan Loss Report. Borrower shall provide to Lender within sixty (60) days of each quarter end, a Quarterly Loan Loss Report in form and substance acceptable to Lender.

VII.	The Loan Agreement is hereby amended to add the following as Section 4.l:

l.	Monthly Borrowing Base Certificate. Borrower shall provide to Lender within thirty (30) days of each month end, a Monthly Borrowing Base Certificate in form and substance acceptable to Lender.

VIII.	All references in the Loan Agreement to “Revolving Loan” shall include the Revolving Loan, as amended. All references in the Loan Agreement to “Note” shall include the Note (i.e. the renewal note).

IX.	Borrower agrees and acknowledges that Borrower’s Security Agreement is hereby amended to secure and include all of the obligations of Borrower to the Lender pursuant to the Note.

X.	Except as expressly amended above, the continuing effect of all recitals, terms, conditions, and covenants of the Loan Agreement remain valid and enforceable. By this ratification, Borrower and the Lender agree that the Loan Agreement, as amended, shall continue from the date set forth above and thereafter until all remaining indebtedness has been paid in full.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment to Loan Agreement as of the day and year first written above.

BORROWER:

American Church Mortgage Company, a Minnesota corporation

/s/ Philip J. Myers

By: Philip J. Myers

Its: President

LENDER:

ALERUS FINANCIAL, N.A., a national banking association

/s/ Dean L. Friesen

By: Dean L. Friesen

Its: Lead Business Advisor